UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 21, 2017

AZZ INC.
(Exact name of Registrant as specified in its charter)

TEXAS (State or other jurisdiction of incorporation or organization)	1-12777 Commission File No.	75-0948250 (I.R.S. Employer Identification No.)

One Museum Place, Suite 500 3100 West 7th Street Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code:
(817) 810-0095

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On March 21, 2017, AZZ Inc., a Texas corporation (the “Company”) entered into that certain Amended and Restated Credit Agreement (the “2017 Credit Agreement”), by and among the Company, as borrower, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer (“Bank of America”), and the other lenders party thereto (collectively, the “Lenders”).
The 2017 Credit Agreement amends that certain Credit Agreement, dated March 27, 2013, by and among the Company, Bank of America and the other Lenders party thereto (such credit agreement, as amended by that certain First Amendment, dated as of August 8, 2016, by and among the Company, Bank of America and the Lenders, the “Credit Agreement”) to, among other things, (i) extend the maturity date until March 21, 2022, (ii) provide for a senior revolving credit facility in a principal amount of up to $450 million, with an additional $150 million accordion, (iii) include a $75 million sublimit for the issuance of standby and commercial letters of credit, (iv) include a $30 million sublimit for swing line loans, (v) restrict indebtedness incurred in respect of capital leases, synthetic lease obligations and purchase money obligations not to exceed $20 million, (vi) restrict investments in any foreign subsidiaries not to exceed $50 million in the aggregate, and (vii) include various financial covenants and certain restricted payments relating to dividends and share repurchases as specifically set forth in the 2017 Credit Agreement.
The Company's obligations under the 2017 Credit Agreement are unsecured, but all of the Company's subsidiaries (other than the subsidiaries organized in a jurisdiction outside of the United States) have guaranteed such obligations.
The foregoing summary of certain terms and provisions of the 2017 Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the 2017 Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is filed as part of this report.

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of March 21, 2017.

99.1	Press Release announcing new revolving credit agreement, dated as of March 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ INC.
Date: March 24, 2017	By:	/s/ Tara D. Mackey
Tara D. Mackey Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of March 21, 2017.

99.1	Press Release announcing new revolving credit agreement, dated as of March 24, 2017.